Exhibit 3.4

ALLIANCE GAMING CORPORATION

BYLAWS

ADOPTED FEBRUARY 11, 1998

BYLAWS

OF

ALLIANCE GAMING CORPORATION

ARTICLE I—OFFICES

The principal office of the Corporation shall be located at 3101 W. Spring Mountain Road, Las Vegas, Nevada, 89102, and it may be changed from time to time by the Board of Directors. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II—MEETING OF STOCKHOLDERS

Section 1—Annual Meetings:

Annual meetings shall be held at such date and time as the directors may from time to time fix; provided, however, that each annual meeting shall be held within fifteen months of the date of the preceding annual meeting. At such meetings directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

Section 2—Special Meetings:

Special meetings of the stockholders may be called at any time only by a majority of the Board of Directors, by the Chairman of the Board, by the President, or as otherwise required by law. The business of a special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

Section 3—Place of Meetings:

All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4—Notice of Meetings:

(a)                                  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

(b)                                 Attendance at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on grounds that the meeting is not lawfully called or convened.

Section 5—Quorum:

(a)                                  The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(b)                                 Despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereat, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

Section 6—Voting:

(a)                                  Unless otherwise provided in the Articles of Incorporation of the Corporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after six months from its date, unless coupled with an interest, or unless the proxy provides for a longer period which in no case shall exceed seven years from the date of its execution. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Directors shall be elected in accordance with the Articles of Incorporation of the Corporation and these by-laws by a plurality of the votes cast at an election by the holders of shares entitled to vote thereon. All other elections and questions shall, unless otherwise provided by law or by the Articles of Incorporation of the Corporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

(b)                                 No action required or permitted to be taken by the stockholders of the Corporation may be effected by any consent in writing in lieu of a meeting.

(c)                                  Sections 2 to 14, inclusive, of Assembly Bill No. 748, amending Chapter 78 of the Nevada Revised Statutes, shall not apply to any acquisition of a controlling interest (as defined in such Bill) in the Corporation.

Section 7—Notice of Stockholder Business and Nominations:

(a)(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the whole Board or (B) by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (a) of this Section 7 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below.

(2)                                  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (B) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under applicable law. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than sixty days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)                                  Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(2) of this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)                                 Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the whole Board or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this paragraph (b) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (a)(2) of this Section 7 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c)(1)                    Only persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.

(2)                                  Except as otherwise provided by law, the Articles of Incorporation or this Section 7, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective nomination or proposal shall be disregarded.

(3)                                  For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4)                                  Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act or (ii) of the holders of any series of Special Stock or any other series or class of stock as set forth in the Articles of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the Corporation.

Section 8—Presiding Officer; Order of Business; Conduct of Meeting:

(a)                                  Meetings of the stockholders shall be presided over by such person as shall be designated by the board of directors or if no designation is made, then by the Chairman of the Board, or in his absence or if there is no Chairman of the Board, then the President. The Secretary of this corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meeting, or in the absence of an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)                                 Subject to the following, meetings of stockholders shall generally follow accepted rules of parliamentary procedure:

(1)                                  The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or a part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(2)                                  If disorder shall arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

(3)                                  The chairman may ask or require that anyone not a bona fide stockholder or proxy holder leave the meeting.

(4)                                  A resolution or motion shall be only considered for a vote if proposed by a stockholder or duly authorized proxy, and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

ARTICLE III—BOARD OF DIRECTORS

Section 1—Powers:

Subject to limitations of the Articles of Incorporation and statute as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by the by-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

First—To select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the by-laws, fix their compensation and require from them security for faithful service. To select the outside auditors of the Corporation.

Second—To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the by-laws, as they may deem best.

Third—To change the principal executive office and principal office for the transaction of the business of the Corporation from one location to another; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Nevada; to designate any place within or without the State of Nevada for the holding of any stockholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth—To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful.

Fifth—To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth—By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these by-laws with respect to notice and conduct of meetings of the board shall govern. Any such committee, to the extent provided in a resolution of the Board, may have all of the authority of the board, except with respect to:

(i)                                     the approval of any action for which state statute or the articles of incorporation also require stockholder approval;

(ii)                                  the filing of vacancies of the Board or in any committee;

(iii)                               the fixing of compensation of the directors for serving on the Board or on any committee;

(iv)                              the adoption, amendment or repeal of by-laws;

(v)                                 the amendment or repeal of any resolution of the Board;

(vi)                              any distribution to the stockholders, except at a rate or in a periodic amount or within a price range determined by the Board;

(vii)                           the appointment of other committees of the Board or the members thereof; and

(viii)                        the authorization of issuance of shares of stock of the Corporation or the grant of options or other rights to purchase shares of stock of the Corporation.

Section 2—Number and Qualification of Directors:

The number of directors of the Corporation shall not be less than three (3) nor more than nine (9) until changed by amendment of the Articles of Incorporation or by a by-law amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the Articles of Incorporation or in this Section 2, by resolution adopted by a majority of the then authorized number of directors.

Section 3—Election and Term of Office:

The directors are hereby divided into three classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole Board. The term, of office of the first class of directors shall expire at the annual meeting of stockholders held in 1984. The term of office of the second class shall expire one year thereafter and the term of office of the third class shall expire two years thereafter. At each succeeding annual meeting of stockholders, the directors elected shall be chosen for a full term of three years to succeed those whose terms expire. The directors, who need not be stockholders, shall be elected at each annual meeting by a plurality of votes cast at a meeting of stockholders, by the holders of shares of stock present in person or by proxy, entitled to vote in the election. Each director shall hold office until the next annual meeting of stockholders at which his term expires, and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 4—Annual and Regular Meetings; Notice:

(a)                                  A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, at the place of such annual meeting of stockholders.

(b)                                 The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c)                                  Notice of any regular meeting of the Board of Directors shall not be required to be given, and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such change was made within the time limited, and in the manner set forth in Paragraph (b) Section 5 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Paragraph (c) of such Section 5.

Section 5—Special Meetings; Notice:

(a)                                  Special meetings of the Board of Directors shall be held whenever called by the President, Chairman, Vice Chairman, or by one of the remaining directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b)                                 Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business at least four (4) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, facsimile transmission, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 9 of this Article III, need not specify the purpose of the meeting.

(c)                                  Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 6—Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the Vice Chairman shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 7—Quorum and Adjournments:

(a)                                  At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws.

(b)                                 A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 8—Manner of Acting:

(a)                                  At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b)                                 Except as otherwise provided by statute, by the Articles of Incorporation, or by these by-laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(c)                                  Unless otherwise required by the Articles of Incorporation or statute, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting if a written consent thereto is signed by all the Members of the Board or Committee. Such written consent shall be filed with the minutes of the proceedings of the Board or Committee.

(d)                                 Unless otherwise prohibited by the Articles of Incorporation or statute, members of the Board of Directors or of any Committee of the Board of Directors may participate in a meeting of such Board or Committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Such participation constitutes the presence of all of the participating persons at such meeting, and each person participating in the meeting shall sign the minutes thereof, which may be signed in counterparts.

Section 9—Vacancies:

Any vacancy in the Board of Directors, occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the stockholders shall be filled by the stockholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 10—Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 11—Removal:

Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least two-thirds of the outstanding shares of stock of the Corporation at a special meeting of the stockholders called for that purpose, and may be removed for cause by action of the Board.

Section 12—Compensation:

Directors, and members of any committee of the board of directors, shall be entitled to such reasonable compensation for their services as directors, as members of any such committee or in any other capacity as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined by the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 13—Contracts:

(a)                                  No contract or other transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any corporation, firm or association in which one or more of the directors or officers of this Corporation is a director or officer or is financially interested, shall be affected, impaired, invalidated or voidable solely for this reason or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof that authorizes or approves the contract or transaction, or because the vote of any common or interested director is counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

(i)                                     The fact of the common directorship or financial interest is disclosed or known to the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such director or directors; or

(ii)                                  The fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote; or

(iii)                               The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at such meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

Section 14—Loans to Officers and Directors:

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of any subsidiary of the Corporation, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. Such loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, by a pledge of shares of the Corporation. The authority of the Board of Directors may be general or confined to specific instances, and the Board of Directors may delegate to its Executive Committee the power to grant, administer and determine the terms and condition of any loan, guaranty or assistance to be made or given pursuant to a general authorization of tile Board of Directors.

Section 15—Indemnification:

(a)                                  The Corporation shall, to the maximum extent permitted by law, indemnify each person against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person has served, at any time after May 10, 1987, as an Agent of the Corporation, and may so indemnify any person in connection with any proceeding arising by reason of the fact that such person has served, at any time prior to May 11, 1987, as an Agent of the Corporation. For purposes of this Section, the term “Agent” shall include any person who is or was a director, officer, employee or other agent of the Corporation; the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as an Agent of the Corporation that imposes duties on, or involves services by, such Agent with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. Expenses incurred in defending any such action, suit or proceeding by any person who the Corporation is required to indemnify as set forth above shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it should ultimately be determined that such person was not entitled to be indemnified by the Corporation. The rights provided to any person by this Section shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as an Agent of the Corporation as defined above. No amendment of this Section shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b)                                 The provisions of this Article shall be deemed to be a contract between the Corporation and each such person who serves in any such capacity at any time while this Article and the relevant provisions of the Nevada General Corporation Law or other applicable laws, if any, are in effect, and any repeal or modification of any such laws or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The Corporation shall also enter into such express agreements as the Board of Directors deems appropriate for the indemnification of present or future Agents of the Corporation, consistent with the Corporation’s Articles of Incorporation, these by-laws and applicable law.

Section 16—Insurance:

Upon a determination of the Board of Directors to purchase liability insurance, this Corporation shall purchase and maintain insurance on behalf of each Agent identified by the Board against any liability asserted against or incurred by the Agent in such capacity or arising out of the Agent’s status as such whether or not this Corporation would have the power to indemnify the Agent against such liability under the provisions of section 15.

Section 17—Transfer Agents and Registrars:

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

ARTICLE IV—OFFICERS

Section 1—Number, Qualifications, Election and Term of Office:

(a)                                  The officers of the Corporation shall consist of a President, Secretary, Treasurer and such other officers, including a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman or Vice Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b)                                 The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders.

(c)                                  Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2—Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3—Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4—Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5—Duties of Officers:

(a)                                  Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him by the Board of Directors. He may from time to time, with the approval of a majority of the Board, delegate to the Vice Chairman of the Board, if any, or the President, the duties of presiding at meetings of stockholders and of the Board of Directors.

(b)                                 Vice Chairman of the Board. In the absence or the incapacity of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, but shall not have any other duties or powers of the Chairman of the Board with respect to supervision or control of the business or other officers of the Corporation, except insofar as such duties or powers may be expressly delegated to him by the Chairman of the Board or the Board of Directors.

(c)                                  President. The President shall be the chief executive officer of the Corporation. In the absence or incapacity of the Chairman of the Board and subject to the duties and powers granted the Vice Chairman of the Board, he shall perform all the duties and functions and shall have all the powers of the Chairman of the Board. The President shall have the power to execute certificates for shares of Common Stock and other documents as is normally accorded the President and chief executive officer of a Corporation under Nevada and other applicable law. He shall have general supervision over the business affairs and other officers of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

(d)                                 Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the by-laws.

(e)                                  Secretary. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the by-laws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the by-laws.

(f)                                    Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit, or cause to be deposited, all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chairman of the Board, the President and the Board of Directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the by-laws.

Section 6—Salaries:

The salaries for the principal officers of the Corporation shall be fixed, from time to time, by the Board of Directors. No officer shall be disqualified from receiving a salary by reason of his also being a director of the corporation.

Section 7—Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 8—Shares of Stock of Other Corporations:

Whenever the Corporation is the holder of shares of stock of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at stockholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

ARTICLE V—SHARES OF STOCK

Section 1—Certificates of Stock:

(a)                                  The certificates representing shares of the Corporation’s stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares of stock and shall be signed by

(i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal. All of such signatures may be facsimiles.

(b)                                 No certificate representing shares of stock shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c)                                  To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share of stock which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

Section 2—Lost or Destroyed Certificates:

The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3—Transfers of Shares:

(a)                                  Transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of title authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.

(b)                                 The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4—Record Date:

In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 5—Shareholders of Record:

Voting by stockholders shall in all cases be subject to the following provisions:

(a)                                  Subject to clause (g) of this Section 5, shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(b)                                 Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c)                                  Subject to the provisions of applicable law, and except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d)                                 Shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the non-age, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the Corporation.

(e)                                  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy holder as the by-laws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated), shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

(f)                                    Shares of the Corporation owned by any subsidiary shall not be entitled to vote on any matter.

(g)                                 Shares held by the Corporation in a fiduciary capacity, and shares of the Corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

(h)                                 If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointment them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)                                     If only one vote, such act binds all;

(ii)                                  If more than one vote, the act of the majority so voting binds all;

(iii)                               If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately. If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

ARTICLE VI—MISCELLANEOUS

Section 1—Checks, Drafts, Etc.:

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2—Contracts, Etc., How Executed:

The Board of Directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose of for any amount. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this Corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of this Corporation shall be valid and binding on this Corporation in the absence of actual knowledge on the part of the other person that the signing officers had not authority to execute the same.

Section 3—Seal:

The Corporation shall adopt and use a corporate seal consisting of a circle setting forth on its circumference the name of the Corporation and showing the state of incorporation.

Section 4—Fiscal Year:

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5—Loans:

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors; such authority may be general or confined to specific instances.

Section 6—Deposits:

The Board of Directors shall select banks, trust companies or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

Section 7—Dividends:

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

Section 8—Construction and Definitions:

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the laws of the State of Nevada shall govern the construction of these by-laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE VII—AMENDMENTS

Section 1—By Stockholders:

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least 80 percent of the outstanding shares of stock entitled to vote in the election of directors at any annual or special meeting of stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2—By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the stockholders entitled to vote with respect thereto as in this Article VII above-provided may alter, amend or repeal by-laws made by the Board of Directors; and further provided, that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the stockholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.